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                                                                                                     Exhibit (5)(A)
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                                                                                      Application for an Annuity Contract

                                                                                      No.________________________________________

                                                                                      The Prudential Insurance Company of America
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1.  Proposed Annuitant (Owner, unless otherwise indicated in #3)      Sex         Date of birth     Age      Social Security No.
    Name--first, initial, last (Print)                               M   F        Mo.  Day  Yr.
                                                                    [ ] [ ]
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    Address No.       Street                 City                     State               Zip                State of Residence

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2.  Proposed Co-Annuitant (if any) (Do not complete if applying for a tax-qualified plan)
    Name--first, initial, last (Print)       Sex      Date of birth      Age      Social Security No.     Relationship to person
                                            M   F     Mo.  Day  Yr.                                       named in 1
                                           [ ] [ ]
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3.  Contract Owner (if other than Proposed Annuitant) (Do not complete if applying for an IRA, SEP or TDA plan)
    Name                                                                         Social Security or Tax ID No.

    --------------------------------------------------------------------------------------------------------------------------------
    Address No.       Street                          City                 State                         Zip

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4.  Contingent Contract Owner (if any) (Do not complete if applying for a tax-qualified plan)
    Name                                                                         Social Security or Tax ID No.

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    Address No.       Street                          City                 State                         Zip

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5.  Beneficiary: (Give name, age and relationship to person named in 1.)(Do not complete if applying for a Pension/Profit Sharing plan. The beneficiary for a contract owned by a trustee or an employer is the owner.)
    a. Primary (Class 1):
    --------------------------------------------------------------------------------------------------------------------------------
    b. Contingent (Class 2) if any:
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6.  Will this annuity replace or change any existing insurance or annuity contract in any company on any person        Yes   No
    named in 1 or 2? (If "Yes", for each such contract give the person's name, name of company, plan, amount and       [ ]   [ ]
    contract numbers.)
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7A. Kind of Annuity                   7B. Type of Annuity            9. Complete this Section only if a Qualified Plan or
    a. Variable [ ]                       a. Non-Qualified [ ]          Program is the contract being applied for (Check One)
    b. Fixed                              b. Qualified [ ]
       3 yr. guaranteed interest [ ]                                    Type:
       6 yr. guaranteed interest [ ]                                    [ ] IRA--Individual Retirement Annuity
====================================================================    [ ] SEPP (Plan Name)____________________________________
8.  Source of Funds                                                     ________________________________________________________
    a. Amount paid with application: $____ [ ] None (check 'None' on    [ ] Premium/Profit Sharing (Plan Name)__________________
                                     TDA or Section 457 Plan Apps.)     ________________________________________________________
    b. IRA: Is any part of this purchase payment an IRA rollover?       Section 457 (Plan Name)_________________________________
           [ ] Yes [ ] No                                               ________________________________________________________
       Amount of Rollover:    $______________                           [ ] Tax Deferred Annuity
       Regular Contribution:  $______________ Year_______               [ ] Public School Employees
                              $______________ Year_______               [ ] 501(c)(3)
                                                                            For TDA Billing:
                                                                            Employer Name_______________________________________
                                                                            Employer Address____________________________________
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10. Remarks or Special Requests


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11. Investment Selection (Select one or more):    Allocation (%)     12. Telephone Transfer/Reallocation Privileges
    Bond                                          __________  %
                                                                          [] I wish to authorize telephone transfers/
    Money Market                                  __________  %              reallocations.

    Common Stock                                  __________  %              I give the company permission to change the
                                                                             allocation of my net premium payments and/or
    Aggressively Managed Flexible                 __________  %              to transfer funds among my investment
                                                                             choices based on my telephone instructions
    Conservatively Managed Flexible               __________  %              when they agree with the established
                                                                             conditions and requirements.
    High Dividend Stock                           __________  %
                                                                     I have read and I understand the conditions and requirements
    Stock Index                                   __________  %      associated with the transfer of funds from the Fixed Rate
                                                                     Option and the Real Property Option. I understand that the
    High Yield Bond                               __________  %      Company will not be subject to any claims, liability, loss, expense or cost resulting from following my telephone
    Natural Resources                             __________  %      instructions (or anyone successfully representing
                                                                     him/herself to be me).
    Real Property (Not available in qualified     __________  %
                   Contracts)                                        I am aware that my telephone instructions will be recorded to protect me and the Company and will be put into effect
    Fixed Account                                 __________  %      only when proper identification is provided.

    Other_____________________________________    __________  %                 [] I do not wish to authorize telephone
                              Total Investment       100                           transfers/reallocations.

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13. Acknowledgement

    OWNERSHIP: The owner of the contract will be as required by the applicable retirement plan. If there is no such plan, the owner will be (1) the applicant if other than the proposed Annuitant, or else (2) the proposed Annuitant. In either case, any limitations required by the retirement plan or program will be part of the contract.

    If this application is for a variable annuity contract, I understand that; (1) payments and values may be based on the investment experience of a separate account; and (2) if so, they may vary and are not guaranteed as to fixed dollar amount.
    I have received the current prospectus for (1) the variable annuity contract; (2) The Prudential Series Fund, Inc.; and, if applying for a non-qualified annuity, The Prudential Variable Contract Real Property Account. I have read the Section in the prospectus titled "ERISA Disclosure" and conclude that the representative recommending these contracts and I do not have a proscribed relationship. Check here if a Statement of Additional Information is desired.[]

    If this application is for an IRA, I have received an explanatory booklet, and I understand that I will be given a financial statement with the contract.

    Application made at:                                            Signature of Proposed Annuitant
                                                                    _____________________________________________________________
    STATE______________________________________________________     Signature of Applicant (if other than proposed Annuitant)

    DATE_______________________________________________________     _____________________________________________________________
                                                                    (If owner is a firm or corporation, show that company's name)
    WITNESS____________________________________________________
                     (Writing Agent or Representative)              By___________________________________________________________
                                                                      (Signature and title of officer signing for that Company)
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Supplementary Information
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1. Give proposed Annuitant's current Home and Business addresses if not shown on face of application. (Print)
   Home: No._______ Street____________________________ City___________________________________________  State_________ Zip_________
   Business: Employer                  No.      Street               City                               State          Zip
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2. Do you have, from any source, facts that any person named in 1 or 2 of the application may replace or change any   Yes   No
   current insurance or annuity in any company? (Give details of "Yes", answers in "Remarks".)                        [ ]   [ ]
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3. Does the purchase payment come from the proceeds of insurance contracts in this or another company? [ ] Yes [ ] No If "Yes", give
   a. Company name_____________________________________________ b. Prudential/Pruco Life contract no.(s)_______ ___________________
   c. Amount $_______________ d. Proceeds are from: [ ] Loan [ ] Dividends [ ] Surrender [ ] Other (describe)
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    To be Completed by Writing Agent or Registered                  To be Completed by Registered Representative (Pru Bache)
    Representative (Pruco Securities)

    ___________________________________________________________     ________________________________________________________________
    NAME AND TITLE--Please Print                                    NAME--Please Print

    ___________________________________________________________     ________________________________________________________________
    CONTRACT NO.                OFFICE CODE              RHO        CONTRACT NO.                   OFFICE CODE

    ___________________________________________________________     ________________________________________________________________
    OFFICE                                                          BRANCH OFFICE

    (   )______________________________________________________     (   )___________________________________________________________
    PHONE NO.                                                       PHONE NO.



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